UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2009

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 274-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective January 6, 2009, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 7, 2008 (as amended by Amendment No. 1, dated as of October 2, 2008, the “Amendment”), Armchair Merger Sub, Inc. (“Merger Subsidiary”), a Delaware corporation and an indirect wholly-owned subsidiary of Altria Group, Inc. (“Altria”), was merged with and into UST Inc., a Delaware corporation (“UST”), with UST continuing as the surviving corporation and becoming an indirect wholly-owned subsidiary of Altria (the “Merger”).

Pursuant to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each share of common stock of UST that was outstanding immediately prior to the effective time of the Merger (other than those held by UST, Altria or Merger Subsidiary, and other than those shares with respect to which appraisal rights were properly exercised and not withdrawn) (“UST Common Stock”) was converted into the right to receive $69.50 in cash (the “Per Share Merger Consideration”), without interest and net of any applicable withholding taxes. In addition, each option to purchase UST Common Stock that was outstanding and unexercised immediately prior to the effective time of the Merger was cancelled in exchange for the right to receive the difference between the exercise price for such option and the Per Share Merger Consideration, less applicable taxes required to be withheld. The Merger is valued at approximately $11.7 billion, which includes the assumption of approximately $1.3 billion of debt. Altria financed the acquisition and the payment of the merger consideration through a combination of cash on hand and debt financing.

The foregoing description of the Merger Agreement, the Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Merger Agreement and the Amendment. A copy of the Merger Agreement was attached as Exhibit 2.1 to Altria’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 8, 2008 and a copy of the Amendment was attached as Exhibit 2.1 to Altria’s Current Report on Form 8-K filed with the SEC on October 3, 2008. The terms of the Merger Agreement and the Amendment are incorporated herein by reference.

A copy of Altria’s press release, dated January 6, 2009, announcing the closing of the Merger is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously reported on Altria’s Current Report on Form 8-K filed on December 22, 2008, Altria entered into a 364-Day Bridge Loan Agreement (the “Bridge Loan Agreement”) dated as of December 19, 2008 with the lenders named therein, JPMorgan Chase Bank, N.A. and Goldman Sachs Credit Partners L.P., as administrative agents, Citicorp North America, Inc., Barclays Bank PLC, Deutsche Bank Securities Inc., Santander Investment Securities Inc., HSBC Securities (USA) Inc. and The Bank of Nova Scotia, as syndication agents, and Citigroup Global Markets Inc., Barclays Bank PLC, Deutsche Bank Securities Inc., Santander Investment Securities Inc., HSBC Securities (USA) Inc. and The Bank of Nova Scotia, as co-arrangers. Altria’s obligations under the Bridge Loan Agreement are guaranteed by Philip Morris USA Inc., a wholly-owned subsidiary of Altria.

On January 6, 2009, in order to finance the Merger and other related transactions, Altria borrowed $4,307,000,000, the entire amount available, under the Bridge Loan Agreement. As set forth in the Bridge Loan Agreement, the initial interest rate for borrowings under the Bridge Loan Agreement is LIBO Rate plus the applicable margin, which is based in part on Altria’s long-term senior unsecured debt rating.

The foregoing description of the Bridge Loan Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Bridge Loan Agreement. A copy of the Bridge Loan Agreement was attached as Exhibit 10.1 to Altria’s Current Report on Form 8-K filed with the SEC on December 22, 2008, the terms of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d) Exhibits

99.1        Press Release issued by Altria Group, Inc. on January 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ Sean X. McKessy

Name:	Sean X. McKessy
Title:	Corporate Secretary

DATE: January 6, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Altria Group, Inc. on January 6, 2009.